Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

SECOND QUARTER EARNINGS RESULTS

ABILENE, Texas, July 16, 2015 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the second quarter of 2015 of $25.31 million, up 19.34 percent when compared with earnings of $21.21 million in the same quarter last year. Basic earnings per share were $0.39 for the second quarter of 2015 compared with $0.33 in the same quarter a year ago.

Net interest income for the second quarter of 2015 increased 8.54 percent to $52.34 million compared with $48.22 million in the same period of 2014. The net interest margin, on a taxable equivalent basis, was 4.07 percent compared to 4.11 percent in the first quarter of 2015 and 4.24 percent in the second quarter of 2014. Included in interest income for the second quarter of 2015 was $461 thousand, or four basis points in net interest margin, related to discount accretion from fair value accounting related to the Orange acquisition.

The provision for loan losses was $1.55 million in the second quarter of 2015 compared with $1.29 million in the first quarter of 2015 and $1.12 million in the second quarter of 2014. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.61 percent at June 30, 2015, compared with 0.69 percent at March 31, 2015, and 0.93 percent at June 30, 2014. Classified loans totaled $95.77 million at June 30, 2015, compared to $77.75 million at March 31, 2015, and $79.93 million at June 30, 2014.

Noninterest income increased 12.20 percent in the second quarter of 2015 to $17.81 million compared with $15.87 million in the same quarter a year ago. Trust fees increased to $4.74 million in the second quarter of 2015 compared with $4.55 million in the same quarter last year, due to continued growth in the fair value of Trust assets managed to $3.97 billion from $3.63 billion a year ago. This growth offset a $264 thousand decline in Trust oil and gas fee income in the second quarter of 2015 compared to the same quarter a year ago. ATM, interchange and credit card fees increased 14.54 percent to $5.45 million compared with $4.75 million in the same quarter last year due to continued growth in net new accounts and debit cards. Real estate mortgage fees increased 45.25 percent in the second quarter of 2015 to $1.94 million compared with $1.34 million in the same quarter a year ago primarily resulting from a stronger mortgage market and the Company’s asset purchase of 4Trust Mortgage, Inc. on May 31, 2015.

Noninterest expense for the second quarter of 2015 totaled $35.20 million compared to $35.00 million in the second quarter of 2014. The Company’s efficiency ratio in the second quarter of 2015 was 46.46 percent compared with 50.84 percent in the same quarter last year. Included in noninterest expense in the second quarter of 2014 was $2.39 million related to a litigation settlement and damages sustained in a hail storm in Abilene. Excluding this amount, noninterest expense for the second quarter of 2015 increased approximately $2.59 million over the same quarter a year ago. The increase in the second quarter of 2015 was primarily a result of an increase in salary and employee benefit costs to $19.17 million compared to $17.27 million in the same period a year ago, primarily driven by the addition of employees to staff new branches and compliance-related areas, the addition of 4Trust Mortgage Inc. employees and annual pay increases.

For the first half of 2015, net income increased 13.23 percent to $49.30 million from $43.54 million a year ago. Basic earnings per share rose to $0.77 in the first half of 2015 from $0.68 in the same period last year. Net interest income increased 8.43 percent to $103.44 million in the first half of 2015 from $95.39 million in the same period a year ago. The provision for loan losses totaled $2.84 million compared with $2.81 million in the first half of the previous year. Noninterest income was $33.71 million in the first half of 2015 compared with $32.28 million a year ago. Noninterest expense rose to $69.15 million in the first half of 2015 compared with $67.45 million during the same period last year.

As of June 30, 2015, consolidated assets for the Company totaled $6.12 billion compared with $5.45 billion a year ago. Loans grew to $2.97 billion at quarter end compared with loans of $2.79 billion a year ago. Deposits totaled $4.73 billion at June 30, 2015, compared to $4.32 billion a year ago. Shareholders’ equity rose to $701.19 million as of June 30, 2015, compared with $640.04 million in the prior year.

“We are pleased to report another solid quarter for our Company,” said F. Scott Dueser, Chairman, President and CEO. “We continue to see good growth in loans and earnings and continue to find more efficient ways to provide exceptional service to our customers. During the quarter, we completed the asset purchase of 4Trust Mortgage, Inc. and we eagerly anticipate the closing of our acquisition of First Bank, N.A., Conroe, Texas. In light of the current depressed oil and gas prices, we continue to monitor our exposure to the oil and gas industry, which has remained at approximately 3%, consistent with the 2014 year-end balances.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 62 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. FFIN recently announced that they have entered into a definitive agreement to acquire FBC Bancshares, Inc. and its wholly-owned subsidiary, First Bank, N.A., Conroe, Texas. Pending final regulatory and shareholder approval, the acquisition is expected to be finalized on July 31, 2015 and would expand First Financial Bankshares’ growing Texas footprint into the cities of Conroe, Magnolia, Montgomery, Cut and Shoot, Willis and The Woodlands, Texas. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2015		2014
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ASSETS
Cash and due from banks	$149,524	$142,233	$190,387	$149,957	$166,237
Interest-bearing deposits in banks	18,179	18,275	54,324	83,994	68,331
Interest-bearing time deposits in banks	5,456	9,170	17,002	19,234	24,188
Fed funds sold	5,720	5,460	8,760	4,785	3,110
Investment securities	2,729,408	2,689,640	2,416,297	2,254,316	2,174,396
Loans	2,967,768	2,938,707	2,937,991	2,839,696	2,786,644
Allowance for loan losses	(38,999)	(37,828)	(36,824)	(36,388)	(35,892)

Net loans	2,928,769	2,900,879	2,901,167	2,803,308	2,750,752
Premises and equipment	104,495	104,358	103,000	101,437	96,619
Goodwill	96,632	94,882	94,882	94,882	94,882
Other intangible assets	2,407	2,310	2,477	2,547	2,547
Other assets	74,646	58,165	59,906	61,351	65,294

Total assets	$6,115,236	$6,025,372	$5,848,202	$5,575,811	$5,446,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,574,745	$1,600,807	$1,570,330	$1,505,847	$1,445,947
Interest-bearing deposits	3,152,674	3,236,200	3,179,925	2,958,517	2,872,511

Total deposits	4,727,419	4,837,007	4,750,255	4,464,364	4,318,458
Short-term borrowings	621,155	401,898	367,110	341,909	434,583
Other liabilities	65,469	80,219	49,300	110,773	53,279
Shareholders’ equity	701,193	706,248	681,537	658,765	640,036

Total liabilities and shareholders’ equity	$6,115,236	$6,025,372	$5,848,202	$5,575,811	$5,446,356

	Quarter Ended
	2015		2014
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
INCOME STATEMENTS
Interest income	$53,344	$52,069	$51,121	$49,955	$49,254
Interest expense	1,008	970	1,039	1,069	1,037

Net interest income	52,336	51,099	50,082	48,886	48,217
Provision for loan losses	1,554	1,290	755	896	1,124

Net interest income after provision for loan losses	50,782	49,809	49,327	47,990	47,093
Noninterest income	17,809	15,897	17,023	17,324	15,872
Noninterest expense	35,204	33,943	36,435	34,040	35,002

Net income before income taxes	33,387	31,763	29,915	31,274	27,963
Income tax expense	8,080	7,766	7,328	7,843	6,758

Net income	$25,307	$23,997	$22,587	$23,431	$21,205

PER COMMON SHARE DATA
Net income - basic	$0.39	$0.37	$0.35	$0.37	$0.33
Net income - diluted	0.39	0.37	0.35	0.36	0.33
Cash dividends declared	0.16	0.14	0.14	0.14	0.14
Book Value	10.93	11.01	10.63	10.28	9.99
Market Value	$34.64	$27.64	$29.88	$27.79	$31.37
Shares outstanding - end of period	64,156,302	64,142,812	64,089,921	64,065,828	64,053,010
Average outstanding shares - basic	64,148,356	64,122,965	64,075,334	64,059,675	64,045,282
Average outstanding shares - diluted	64,354,720	64,298,896	64,316,815	64,304,985	64,301,306

PERFORMANCE RATIOS
Return on average assets	1.67%	1.64%	1.57%	1.71%	1.59%
Return on average equity	14.38	14.00	13.34	14.27	13.46
Net interest margin (tax equivalent)	4.07	4.11	4.08	4.18	4.24
Efficiency ratio	46.46	47.01	50.58	47.93	50.84

	Six Months Ended
	June 30,
	2015	2014
INCOME STATEMENTS
Interest income	$105,413	$97,463
Interest expense	1,977	2,073

Net interest income	103,436	95,390
Provision for loan losses	2,844	2,814

Net interest income after provision for loan losses	100,592	92,576
Noninterest income	33,707	32,277
Noninterest expense	69,151	67,449

Net income before income taxes	65,148	57,404
Income tax expense	15,845	13,863

Net income	$49,303	$43,541

PER COMMON SHARE DATA
Net income - basic	$0.77	$0.68
Net income - diluted	0.77	0.68
Cash dividends declared	0.30	0.27
Book Value	10.93	9.99
Market Value	$34.64	$31.37
Shares outstanding - end of period	64,156,302	64,053,010
Average outstanding shares - basic	64,135,731	64,027,776
Average outstanding shares - diluted	64,328,672	64,298,525

PERFORMANCE RATIOS
Return on average assets	1.66%	1.66%
Return on average equity	14.19	14.22
Net interest margin (tax equivalent)	4.09	4.28
Efficiency ratio	46.73	49.22

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2015		2014
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$37,828	$36,824	$36,388	$35,892	$34,693
Loans charged off	(943)	(509)	(670)	(614)	(302)
Loan recoveries	560	223	351	214	377

Net recoveries (charge-offs)	(383)	(286)	(319)	(400)	75
Provision for loan losses	1,554	1,290	755	896	1,124

Balance at end of period	$38,999	$37,828	$36,824	$36,388	$35,892

Allowance for loan losses / period-end loans	1.31%	1.29%	1.25%	1.28%	1.29%
Allowance for loan losses / nonperforming loans	228.20	196.04	178.06	162.77	151.52
Net charge-offs / average loans (annualized)	0.05	0.04	0.04	0.06	(0.01)

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$47,409	$30,874	$19,453	$23,084	$20,930
Substandard	48,317	46,775	53,388	58,219	58,864
Doubtful	43	99	141	87	136

Total classified loans	$95,769	$77,748	$72,982	$81,390	$79,930

NONPERFORMING ASSETS
Nonaccrual loans	$16,854	$18,935	$20,195	$22,093	$23,565
Accruing troubled debt restructured loans	172	177	226	—	—
Accruing loans 90 days past due	64	184	260	263	123

Total nonperforming loans	17,090	19,296	20,681	22,356	23,688
Foreclosed assets	1,045	1,081	1,035	1,273	2,342

Total nonperforming assets	$18,135	$20,377	$21,716	$23,629	$26,030

As a % of loans and foreclosed assets	0.61%	0.69%	0.74%	0.83%	0.93%
As a % of end of period total assets	0.30	0.34	0.37	0.42	0.48

CAPITAL RATIOS
Tier 1 risk-based	16.25%	16.23%	16.05%	16.07%	16.15%
Total risk-based	17.36	17.35	17.16	17.20	17.30
Tier 1 leverage	9.84	9.85	9.89	10.10	9.99
Equity to assets	11.47	11.72	11.65	11.81	11.75

	Quarter Ended
	2015		2014
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
NONINTEREST INCOME
Trust fees	$4,740	$4,731	$4,869	$4,772	$4,549
Service charges on deposits	4,021	3,768	4,287	4,402	4,174
ATM, interchange and credit card fees	5,445	4,969	5,137	5,093	4,754
Real estate mortgage fees	1,942	1,427	1,465	1,813	1,337
Net gain (loss) on sale of available-for-sale securities	239	5	—	1	(1)
Net gain (loss) on sale of foreclosed assets	(49)	30	100	305	47
Net gain (loss) on sale of assets	(4)	5	(6)	(31)	44
Other noninterest income	1,475	962	1,171	969	968

Total noninterest income	$17,809	$15,897	$17,023	$17,324	$15,872

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$17,865	$17,023	$16,302	$16,354	$16,279
Profit sharing expense	1,308	1,242	1,516	1,596	995
Loss from partial settlement of pension plan	—	—	2,909	—	—
Net occupancy expense	2,394	2,197	2,296	2,297	2,273
Equipment expense	2,992	2,899	2,695	2,758	2,665
FDIC insurance premiums	749	748	689	693	684
ATM, interchange and credit card expenses	1,609	1,725	1,875	1,819	1,696
Legal, tax and professional fees	1,701	1,697	1,363	1,463	1,208
Audit fees	372	381	279	403	367
Printing, stationery and supplies	471	596	676	632	554
Amortization of intangible assets	72	90	64	62	74
Advertising and public relations	1,484	1,353	1,515	1,591	1,465
Correspondent bank service charges	225	222	222	222	215
Other noninterest expense	3,962	3,770	4,034	4,150	6,527

Total noninterest expense	$35,204	$33,943	$36,435	$34,040	$35,002

TAX EQUIVALENT YIELD ADJUSTMENT	$5,635	$5,213	$4,934	$4,814	$4,753

	Six Months Ended
	June 30,
	2015	2014
NONINTEREST INCOME
Trust fees	$9,472	$9,125
Service charges on deposits	7,789	8,221
ATM, interchange and credit card fees	10,415	9,197
Real estate mortgage fees	3,368	2,361
Net gain (loss) on sale of available-for-sale securities	244	(5)
Net gain (loss) on sale of foreclosed assets	(19)	499
Net gain (loss) on sale of assets	1	47
Other noninterest income	2,437	2,832

Total noninterest income	$33,707	$32,277

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$34,889	$32,476
Profit sharing expense	2,549	2,212
Net occupancy expense	4,590	4,507
Equipment expense	5,891	5,287
FDIC insurance premiums	1,498	1,343
ATM, interchange and credit card expenses	3,335	3,176
Legal, tax and professional fees	3,398	2,481
Audit fees	752	735
Printing, stationery and supplies	1,067	1,329
Amortization of intangible assets	162	148
Advertising and public relations	2,837	2,841
Correspondent bank service charges	447	443
Other noninterest expense	7,736	10,471

Total noninterest expense	$69,151	$67,449

TAX EQUIVALENT YIELD ADJUSTMENT	$10,847	$9,383

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	June 30, 2015			Mar. 31, 2015
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$10,391	$10	0.37%	$6,767	$5	0.27%
Interest-bearing deposits in nonaffiliated banks	34,633	40	0.47	89,798	75	0.34
Taxable securities	1,425,744	7,398	2.08	1,333,073	7,808	2.34
Tax exempt securities	1,294,809	15,108	4.67	1,191,772	13,973	4.69
Loans	2,954,502	36,423	4.94	2,931,805	35,420	4.90

Total interest-earning assets	5,720,079	$58,979	4.14%	5,553,215	$57,281	4.18%
Noninterest-earning assets	351,223			363,211

Total assets	$6,071,302			$5,916,426

Interest-bearing liabilities:
Deposits	$3,177,999	$902	0.11%	$3,221,552	$927	0.12%
Fed funds purchased and other short term borrowings	558,367	106	0.08	388,213	42	0.04

Total interest-bearing liabilities	3,736,366	$1,008	0.11%	3,609,765	$969	0.11%
Noninterest-bearing liabilities	1,628,847			1,611,430
Shareholders’ equity	706,089			695,231

Total liabilities and shareholders’ equity	$6,071,302			$5,916,426

Net interest income and margin (tax equivalent)		$57,971	4.07%		$56,312	4.11%

	Three Months Ended			Three Months Ended
	Dec. 31, 2014			Sept. 30, 2014
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$5,975	$4	0.30%	$10,619	$11	0.40%
Interest-bearing deposits in nonaffiliated banks	118,244	110	0.37	50,213	69	0.55
Taxable securities	1,246,632	7,370	2.36	1,166,248	6,856	2.35
Tax exempt securities	1,091,723	13,078	4.79	1,057,715	12,763	4.83
Loans	2,889,951	35,492	4.87	2,814,083	35,070	4.94

Total interest-earning assets	5,352,525	$56,054	4.15%	5,098,878	$54,769	4.26%
Noninterest-earning assets	358,395			348,369

Total assets	$5,710,920			$5,447,247

Interest-bearing liabilities:
Deposits	$3,043,612	$989	0.13%	$2,892,065	$999	0.14%
Fed funds purchased and other short term borrowings	373,785	49	0.05	384,768	70	0.07

Total interest-bearing liabilities	3,417,397	$1,038	0.12%	3,276,833	$1,069	0.13%
Noninterest-bearing liabilities	1,621,819			1,518,907
Shareholders’ equity	671,704			651,507

Total liabilities and shareholders’ equity	$5,710,920			$5,447,247

Net interest income and margin (tax equivalent)		$55,016	4.08%		$53,700	4.18%

	Three Months Ended
	June 30, 2014
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$11,310	$12	0.41%
Interest-bearing deposits in nonaffiliated banks	48,974	78	0.64
Taxable securities	1,159,430	7,091	2.45
Tax exempt securities	1,037,608	12,599	4.86
Loans	2,748,023	34,227	5.00

Total interest-earning assets	5,005,345	$54,007	4.33%
Noninterest-earning assets	335,651

Total assets	$5,340,996

Interest-bearing liabilities:
Deposits	$2,867,740	$955	0.13%
Fed funds purchased and other short term borrowings	406,913	82	0.08

Total interest-bearing liabilities	3,274,653	$1,037	0.13%
Noninterest-bearing liabilities	1,434,674
Shareholders’ equity	631,669

Total liabilities and shareholders’ equity	$5,340,996

Net interest income and margin (tax equivalent)		$52,970	4.24%

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$8,589	$14	0.33%	$8,530	$16	0.39%
Interest-bearing deposits in nonaffiliated banks	62,063	115	0.38	48,842	160	0.66
Taxable securities	1,379,664	15,208	2.20	1,140,469	14,175	2.49
Tax exempt securities	1,243,575	29,081	4.68	1,015,401	24,817	4.89
Loans	2,943,216	71,842	4.92	2,718,910	67,678	5.02

Total interest-earning assets	5,637,107	$116,260	4.16%	4,932,152	$106,846	4.37%
Noninterest-earning assets	357,185			343,435

Total assets	$5,994,292			$5,275,587

Interest-bearing liabilities:
Deposits	$3,199,655	$1,829	0.12%	$2,842,600	$1,895	0.13%
Fed funds purchased and other short term borrowings	473,760	148	0.06	416,505	178	0.09

Total interest-bearing liabilities	3,673,415	$1,977	0.11%	3,259,105	$2,073	0.13%
Noninterest-bearing liabilities	1,620,187			1,398,961
Shareholders’ equity	700,690			617,521

Total liabilities and shareholders’ equity	$5,994,292			$5,275,587

Net interest income and margin (tax equivalent)		$114,283	4.09%		$104,773	4.28%